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                                                                 Exhibit 10.19

                NON-QUALIFIED OPTION TO PURCHASE SHARES OF COMMON
                                 STOCK UNDER THE
                                AEARO CORPORATION
                           EXECUTIVE STOCK OPTION PLAN

- ----------------------
      No. of Shares                                                     [DATE]

      Pursuant to the Aearo Corporation Executive Stock Option Plan (the "Plan"), Aearo Corporation (including its successors, the "Company") hereby grants to [NAME OF PERSON TO WHOM OPTION IS BEING GRANTED] (the "Optionee") an option to purchase (the "Option"), in accordance with the terms and conditions
set forth herein and in the Plan, prior to June   , 2006 (the "Expiration
Date"), at an exercise price per share of $7.50, all or any of       [TOTAL
NUMBER OF OPTIONS GRANTED] shares of Common Stock, $0.01 par value ("Common Stock"), of the Company (the "Shares"), which exercise price per share and number of shares give effect to an 80 for 1 stock split approved by the
Company's Board of Directors on June   , 1996, which is expected to be approved
by the Company's stockholders at a special meeting to be convened prior to the Corporation's initial public offering, as if such stock split had been effected immediately prior to the grant of the Option. The Option is intended not to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (i.e. is intended to be a non-qualified option under the Code) and is granted under the Plan.

      1. VESTING SCHEDULE. Subject to the provisions of Section 3 hereof and to the determination of the Board of Directors of the Company or a designated committee thereof (collectively, the "Board") to accelerate the vesting schedule hereunder due to other circumstances, the Option shall become vested and exercisable with respect to the entire number of shares granted hereunder on
June   , 2006; provided, however, that vesting and exercisability shall be accelerated such that the Option shall become vested and exercisable with respect to the entire number of Shares on the date on which the Vestar/Cabot Return (as defined in EXHIBIT A) has been achieved. Once vested, the Option shall continue to be exercisable to purchase Shares at any time or times prior to the Expiration Date, subject to Sections 3 and 4 hereof.

      2. MANNER OF EXERCISE.

      (a) The Optionee may exercise the Option only in the following manner:
From time to time during the period beginning on the date the Option becomes vested and exercisable pursuant to Section 1 hereof (the "Vesting Date") and ending on the Expiration Date, the Optionee may give written notice to the Company of an election to purchase some or all of the Shares purchasable at the time of such notice. Said notice shall specify the number of Shares to be purchased.




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      (b) Payment of the purchase price for the Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Company; (ii) in the form of shares of Common Stock that are not then subject to restrictions under any agreement or Company plan and that have been held by the Optionee for at least six months; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or
(iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection. The delivery of certificates representing the Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of the Shares to be purchased pursuant to the exercise of the Option and any subsequent resale of such Shares will be in compliance with applicable laws and regulations, including without limitation the Securities Act of 1933, as amended.

            (c) Certificates for Shares purchased upon exercise of this Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Board as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

      3. TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Board:

      (a) Upon any Termination of Employment for Cause (as such terms are defined in Section 8 hereof), the Option, whether or not vested and exercisable, shall terminate immediately as of such termination.

      (b) Upon any Termination of Employment other than for Cause, death, Permanent Disability or Retirement (as such terms are defined in Section 8 hereof), the Option shall (i) to the extent vested and exercisable as of the date of such termination be exercisable for a period of 30 days after such termination, at which time any unexercised portion of the Option shall terminate, or until the Expiration Date, if earlier, and (ii) to the extent unvested and

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unexercisable as of the date of such termination terminate immediately as of such termination and be of no further force or effect, unless the Board otherwise determines at the time.

      (c) Upon any Termination of Employment for death, Permanent Disability or Retirement, the Option shall (i) to the extent vested and exercisable as of the date of such termination be exercisable for a period of twelve months after such termination, at which time any unexercised portion of the Option shall terminate, or until the Expiration Date, if earlier, and (ii) to the extent unvested and unexercisable as of the date of such termination terminate immediately as of such termination and be of no further force or effect, unless the Board otherwise determines at the time.

      (d) If the Optionee shall die before the termination of the Option, the Option may be exercised by the Optionee's executors, administrators, personal representatives, or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, at any time prior to the date of such termination.

      4. EFFECT OF CERTAIN TRANSACTIONS. If (i) the Company is acquired by another person or entity in a merger, consolidation or reorganization or is merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) shares of Common Stock of the Company are converted into cash, securities or property other than shares of Common Stock of the Company, (iii) the Company is liquidated, dissolved, or (iv) the Company sells or otherwise disposes of all or substantially all of its assets to another entity while any portion of the Option remains unexercised and unexpired (any transaction described in clauses (i), (ii) or (iii) above is referred to herein as a "Transaction"), the Option shall be assumed as of the effective date of such Transaction by the acquiring or surviving entity, if any, with appropriate adjustment to the number and kind of shares or other securities subject to the Option and, if appropriate, the per share exercise price of the Option; provided, however, that in connection with any of such Transaction the Board may also take one or more of the following actions:

      (a) The Board may terminate the Option as of the effective date of such Transaction, provided that notice of such termination is given to the Optionee at least 10 days prior to the effective date of such Transaction, and the Optionee shall have the right to exercise so much of the Option as is then vested and exercisable during said 10-day period, including if the Option becomes exercisable (i) due to the Realization of the Vestar/Cabot Return as a result of and after giving effect to the consummation of such Transaction or
(ii) due to acceleration of exercisability by the Board as provided in Section 4(b) below, except that in such cases, the exercise of the Option shall be conditioned upon the effectiveness of such Transaction;


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      (b) The Board may accelerate the date of vesting and exercisability of any unexercised and unexpired portion of the Option to a date specified by the Board prior to the effective date of such Transaction and shall promptly notify the Optionee of such action;

      (c) The Board may provide for the repurchase of the unvested and unexercised portion of the Option by the Company on the effective date of such Transaction for a cash price per Share equivalent to the value, as determined by the Board, of the cash, securities or other property received with respect to each outstanding Share in such Transaction by the stockholders of the Company, less the exercise price of the Option;

      (d) The Board may provide that after the effective date of such Transaction, the Optionee shall be entitled upon exercise of the Option to receive in lieu of each Share purchasable under the Option the same cash, securities or other property received with respect to each outstanding Share in such Transaction by the stockholders of the Company, with or without deduction for the exercise price of the Option.

     5. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, the Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

     6. TRANSFERABILITY. This Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

      7. TAX WITHHOLDING. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued, or (ii) transferring to the Company a number of shares of Common Stock with an aggregate fair market value that would satisfy the withholding amount due.

     8. CERTAIN DEFINITIONS. Whenever capitalized terms are used in this Agreement as defined terms, they shall have the meaning set forth below unless the context clearly indicates to the contrary.

      (a) "Applicable Percentage" shall mean twenty percent multiplied by the number of full years from July 11, 1995 which have elapsed when a Termination of Employment other than for Cause, death or Permanent Disability or Retirement occurs, up to a maximum of

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100%, provided that in the event a Realization of the Vestar/Cabot Return has occurred, the Applicable Percentage shall be 100%.

      (b) "Cause" shall mean (a) the commission of an act of fraud or embezzlement, (b) the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in material financial loss to the Company or any of its subsidiaries, (c) the commission of a felony, (d) willful misconduct as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or any of its subsidiaries or (e) the willful failure to render services to the Company or any of its subsidiaries in accordance with his employment which failure amounts to a material neglect of duties to the Company or any of its subsidiaries.

      (c) "Cost" shall mean the exercise price per share paid by the Optionee to exercise the Option, as adjusted for stock splits, subdivisions, combinations, Common Stock dividends and similar transactions.

      (d) "Fair Market Value" shall mean with respect to the Common Stock of the Company, (A) if on the date as of which Fair Market Value is being determined such class of capital stock is listed on a national securities exchange or is quoted in the NASDAQ system or the over-the-counter market, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, or (B) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (C) if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (D) if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (A)-(D) averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the latest 19 consecutive trading days prior to such day, or (E) if the Common Stock is not publicly traded the fair market value of the Common Stock as determined in good faith by the Board.

      (e) The Optionee shall be deemed to have a "Permanent Disability" when the Board in good faith so determines.


      (f) "Retirement" shall mean voluntary termination of employment by the Optionee after attainment of age sixty-five (65); provided, however, that the Optionee has served the Company as an officer on a full time basis for at least three years after July 11, 1995.


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      (g) "Stockholders' Agreement" shall mean that certain Stockholders'
Agreement, dated as of July 11, 1995 by and among Vestar Equity Partners, L.P., Cabot Safety Holdings Corporation, Cabot Safety Corporation and the Management Investors (as defined therein).

      (h) "Termination of Employment" shall mean the time when the Optionee's employment with the Company is terminated for any reason whatsoever. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment and the question of whether any reemployment by or renewal of service for the Company is simultaneous with termination.

      (i) "Realization of Vestar/Cabot Return" shall have the meaning set forth in EXHIBIT A.

      9. COMPANY'S RIGHT TO PURCHASE SHARES.

      (a) Following any Termination of Employment due to death, Permanent Disability or Retirement, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Optionee shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Shares held by such Optionee at a price equal to (x) the Fair Market Value of a share of Common Stock multiplied by (y) the number of Shares held by such Optionee.

      (b) Following any Termination of Employment other than for Cause, death, Permanent Disability or Retirement, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Optionee shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Shares at a price equal to (X) the product of (i) the Applicable Percentage multiplied by (ii) the number of Shares purchased by the Optionee upon exercise of the Option multiplied by (iii) the Fair Market Value of a share of Common Stock, plus (Y) the product of (i) one minus the Applicable Percentage multiplied by (ii) the number of Shares purchased by the Optionee upon exercise of the Option multiplied by (iii) the lesser of the Fair Market Value of a share of Common Stock and Cost.


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      (c) Following any Termination of Employment for Cause, the Company shall have the right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), and the Optionee shall be required upon exercise by the Company of such right and option to sell to the Company, all of the Shares purchased by the Optionee upon exercise of the Option at a price equal to
(x) the lesser of (i) the Fair Market Value of a share of Common Stock, or (ii) Cost, multiplied by (y) the number of Shares then held by such Optionee.

      (d) If, pursuant to this Section 9, the Company desires to exercise its right to purchase any Shares following any Termination of Employment, the Company shall send written notice to the Optionee not later than 45 days after Termination of Employment of its intention to purchase such Shares. The closing of such purchase shall take place at the principal office of the Company within ten days after the giving of such written notice by the Company.

      (e) Notwithstanding the foregoing, the Company shall not have the right to purchase any Shares pursuant to this Section 9 if the Company has made an initial public offering of its Common Stock, the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and either (i) the Realization of the Vestar/Cabot Return has occurred or (ii) five years have elapsed since July 11, 1995.

      10. EXECUTIVE'S RIGHT TO PUT SHARES.

      (a) Following any Termination of Employment due to death, Permanent Disability or Retirement, the Optionee shall have the right and option to put to the Company, and the Company shall be required upon exercise by the Optionee of such right and option to purchase (either in cash or, if the Board determines that payment in cash would conflict with the Company's existing contractual obligations or could reasonably be anticipated to cause a default under applicable financing agreements, by note, which note shall be repaid in cash upon determination by the Board that the conditions described in this parenthetical no longer exist), all of the Shares held by such Optionee at a price equal to (x) the Fair Market Value of a share of Common Stock multiplied by (y) the number of shares of Shares held by such Optionee. Notwithstanding the foregoing, the Optionee shall have no such put right with respect to those Shares which may then be sold pursuant to Rule 144 or an effective registration statement under Securities Act of 1933, as amended, provided the Common Stock is then registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.


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      (b) If, pursuant to this Section 10, the Optionee desires to exercise its right to put any Shares following such a Termination of Employment, the Optionee shall send written notice to the Company not later than 30 days after Termination of Employment of his intention to put such Shares. The closing of such purchase shall take place at the principal office of the Company within ten days after the giving of such written notice by the Company.

      11. SECONDARY SALES. The put and call rights and obligations set forth in Sections 9 and 10 hereof shall lapse with respect to Shares sold by the Optionee in a secondary public offering effected pursuant to a registration statement under the Securities Act of 1933, as amended, in which Vestar would be allowed to sell shares of Common Stock (whether or not Vestar chooses to sell) and the Optionee sells Shares.

     12. DRAG-ALONG. TAG-ALONG, REGISTRATION RIGHTS AND RESTRICTIONS ON
TRANSFER.
     Drag-along rights currently applicable to shares of Common Stock owned by the Optionee pursuant to the Stockholders' Agreement shall be equally applicable to the Option and the Shares, so that Vestar will have the right to cause pro rata participation by the Optionee in a sale of the Company. Tag-along rights currently applicable to shares of Common Stock owned by the Optionee pursuant to the Stockholders' Agreement shall be equally applicable to the Option and the Shares, so that the Optionee can tag-along in the event of sales by other stockholders. Following the Company's initial public offering, the Shares will be registered on a Form S-8 with other Company plans and the registration rights currently applicable to shares of Common Stock owned by the Optionee pursuant to the Stockholders' Agreement shall be equally applicable to the Shares. Restrictions on transfer currently applicable to shares of Common Stock owned by the Optionee pursuant to the Stockholders' Agreement shall be equally applicable to the Shares.

      13. MISCELLANEOUS.

      (a) Notices hereunder shall be mailed or delivered to the Company at its principal place of business, One Washington Mall, Boston, MA 02108 and shall be mailed or delivered to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.


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      (b) The Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.


                                Aearo Corporation


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:


      The foregoing Option is hereby accepted and its terms and conditions are hereby agreed to.


                                          -----------------------------------
                                          Optionee:

Dated:
     --------------------------           -----------------------------------
                                          Address


                                          -----------------------------------
                                          Social Security Number





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                                    EXHIBIT A


      "Realization of the Vestar/Cabot Return" shall be deemed to have occurred on the earliest date when the "Vestar/Cabot Equity Value" (as defined below) with respect to Company Stock (as defined below) is equal to or greater than, as of the date of determination, the amount determined by increasing $62 million plus the amount of additional cash invested by Vestar and Cabot in Company Stock after the Closing Date at a compounded annual rate of 30% commencing on July 11, 1995 (with respect to $62 million invested in the aggregate by Vestar and Cabot collectively in Company Stock on the Closing Date) and the date of any subsequent cash investment by Vestar and Cabot (with respect to Company Stock acquired by Vestar and Cabot after the Closing Date) through and including such date of determination (it being understood that the calculation of such amount will give effect to redemptions or distributions in respect of such Company Stock); provided, however, that in no event shall there be a Realization of the Vestar/Cabot Return unless and until the Vestar/Cabot Equity Value equals or exceeds $136.4 million (i.e. 2.2 multiplied by the total cash initially invested by Vestar and Cabot collectively on the Closing Date).

      "Vestar/Cabot Equity Value" shall mean the sum of:

      (i) all amounts actually received by Vestar or Cabot from time to time on a cumulative basis through the date of determination of (A) cash (x) through any cash dividend or other distribution on account of the Company Stock or (y) in connection with either (1) a disposition (including by way of redemption, repurchase or repayment) of all or part of the Company Stock or of securities or other non-cash property previously received by way of a dividend or other distribution on account of the Company Stock, but only to the extent Company Stock or other securities or non-cash property is so disposed, (2) a disposition of any or all of the assets of the Company or any of its subsidiaries, or (3) a recapitalization of the Company or its subsidiaries, or (B) securities or other non-cash property (valued at their fair market value) in connection with either
(x) a disposition of all or part of the Company Stock to a third party, but only to the extent Company Stock is so disposed, or (y) a disposition of any or all of the assets of the Company or any of its subsidiaries (it being understood that for purposes of this clause (i), the terms "disposition," "dispose," and "disposed" shall not include the creation of a pledge, lien or other similar encumbrance); plus

      (ii) to the extent that (A) the Common Stock owned by Vestar and Cabot either (x) becomes subject to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), that has been declared effective under the Securities Act (it being understood that the Company shall use its best efforts to cause such a registration statement to be so declared effective on or about July 11, 1998 and thereafter remain in effect, whether or not Vestar or Cabot exercises its demand registration rights prior to such date) or (y) is then able to be sold pursuant to Rule 144(k) under the Securities Act (it being understood that, for the purposes hereof, sale pursuant to Rule 144(k) will not be deemed available earlier than

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July 11, 1998), (B) such Common Stock is not sold by the owner thereof pursuant to such registration statement or pursuant to Rule 144(k) and (C) such Common Stock is not subject to any restriction on transfer, contained in a contract entered into (I) primarily for the benefit of the Company and its subsidiaries, taken as a whole, (II) in connection with financing primarily for the benefit of the Company or its subsidiaries, taken as a whole, or (III) at the request of any underwriter in connection with an offering of securities of the Company or any of its subsidiaries, an amount with respect to each unsold share of Common Stock then owned by Vestar and Cabot which is covered by such registration statement or able to be sold pursuant to Rule 144(k) as described above equal to 90% of the Market Price (as defined below) thereof as of such date; plus

      (iii) an amount with respect to all shares of preferred stock of the Company held by Vestar and Cabot as of the determination date (including preferred stock issued in payment of dividends and all accrued and unpaid dividends thereon to the date of determination) equal to the aggregate liquidation preference in respect thereof, determined as of such date in accordance with the terms of such preferred stock (whether or not funds would be legally available for the payment of such liquidation preference).

      "Closing Date" shall mean July 11, 1995.

      "Company Stock" shall mean issued and outstanding shares of capital stock of any class or series of the Company, so long as such shares were originally acquired by Vestar or Cabot from the Company.

      "Vestar" shall mean collectively Vestar Equity Partners, L.P. Leonard Lieberman and the Seelig Family Lifetime Trust and their affiliated transferees taken as a whole.

      "Cabot" shall mean Cabot Corporation and its affiliated transferees taken as a whole.

      "Market Price" shall mean with respect to the Common Stock (A) if on the date of determination the Common Stock is listed on a national securities exchange or is quoted on the NASDAQ system, the last sale price, regular way, per share of Common Stock on the principal national securities exchange on which the Common Stock is then listed or on the NASDAQ system, as the case may be, or
(B) if there have been no sales on any such exchange or on NASDAQ on any day, the average of the highest bid and the lowest asked prices at the end of such day on such exchange or on the NASDAQ system, as the case may be, or (C) if on such date the Common Stock is not so listed, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case described in clauses (A), (B) and (C) above averaged over a period of 20 consecutive trading days ending with the trading day immediately preceding the date of determination, so long as during such 20-day period the Common Stock held by Vestar and Cabot was not subject to any restriction on transfer contained in a contract entered into the connection with a financing primarily for

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the benefit of the Company or its subsidiaries, taken as a whole, or at the request of any underwriter in connection with an offering of securities of the Company or any of its subsidiaries.




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